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                                                                     EXHIBIT 2.1

                         BUSINESS COMBINATION AGREEMENT

      BUSINESS COMBINATION AGREEMENT (this "AGREEMENT") dated as of March 31, 2005 among International Coal Group, Inc., a Delaware corporation ("PARENT"), ICG Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("HOLDCO"), ICG Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("PARENT MERGER SUB"), Anker Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("COMPANY MERGER SUB" and, collectively with Parent Merger Sub, "MERGER SUBS" ), and Anker Coal Group, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS:

      1. The parties hereto have determined that it is fair to and in the best interests of their respective equity owners that they combine into a single business organization, the ultimate parent entity of which will be Holdco, and have accordingly entered into this Agreement.

      2. Holders of a majority of the outstanding common stock of the Company have approved by written consent the transactions contemplated hereby.

      3. Substantially simultaneously herewith, Parent is entering into the Business Combination Agreement among Parent, Holdco, CoalQuest Merger Sub, LLC, CoalQuest Development LLC ("COALQUEST") and its members dated as of March 31, 2005, as such agreement may be amended by the parties thereto (the "COALQUEST AGREEMENT"), pursuant to which an indirect wholly owned subsidiary of Parent will be merged with and into CoalQuest (the "COALQUEST ACQUISITION").

      4. As soon as practicable hereafter, Parent expects to file or to cause Holdco to file one or more registration statements on Form S-1 (the "HOLDCO FORM S-1") providing for the registration of the Holdco common stock to be issued in the Parent Merger (the "PARENT MERGER REGISTRATION") and an initial registered public offering of Holdco's common stock (the "IPO") based on the expectation that, concurrently with the completion of the IPO, the transactions contemplated in the CoalQuest Agreement and this Agreement will be completed.

      5. It is intended that the Mergers, the CoalQuest Acquisition and the IPO (if it occurs) will, together, constitute transfers of property, and the shareholders of Parent, the Company and CoalQuest, together with the purchasers of Holdco Common Stock in the IPO (if it occurs), will all constitute "transferors," described in Section 351(a) of the Code.

      NOW, THEREFORE, the parties agree as follows:

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                                   ARTICLE I
                                  THE MERGERS

      1.01 The Mergers. (a) The Company Merger. At the Effective Time, Company Merger Sub will be merged (the "COMPANY MERGER") with and into the Company in accordance with the DGCL, whereupon the separate existence of Company Merger Sub will cease, and the Company will be the surviving entity (in its capacity as such, the "COMPANY SURVIVING ENTITY").

      (b) The Parent Merger. At the Effective Time, Parent Merger Sub will be merged (the "PARENT MERGER" and, together with the Company Merger, the "MERGERS") with and into Parent in accordance with the DGCL, whereupon the separate existence of Parent Merger Sub will cease, and Parent will be the surviving entity (in its capacity as such, the "PARENT SURVIVING ENTITY" and, together with the Company Surviving Entity, the "SURVIVING ENTITIES").

      (c) Effective Time. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Mergers, (i) the Company and Company Merger Sub will file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the Company Merger, and (ii) Parent and Parent Merger Sub will file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the Parent Merger. The Closing will in no event occur less than 5 Business Days after the later to occur of the delivery of the Company Audited Financial Statements and the Parent Audited Financial Statements. The Company Merger and the Parent Merger will each become effective at such time as such certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in such certificate of merger) (the "EFFECTIVE TIME").

      (d) Effects of the Mergers. At the Effective Time, the Company will continue in existence as the Company Surviving Entity and, without further transfer, succeed to and possess all of the rights, privileges and powers of Company Merger Sub, and all of the assets and property of whatever kind and character of Company Merger Sub will vest in the Company without further act or deed. From and after the Effective Time, the Company Surviving Entity will possess all the rights, powers, privileges and franchises and be subject to, and shall be deemed to have assumed, all of the obligations, liabilities, restrictions and disabilities of the Company and Company Merger Sub, all to the extent and as provided under the DGCL. At the Effective Time, Parent will continue in existence as the Parent Surviving Entity and, without further transfer, succeed to and possess all of the rights, privileges and powers of Parent Merger Sub, and all of the assets and property of whatever kind and character of Parent Merger Sub will vest in Parent without further act or deed. From and after the Effective Time, the Parent Surviving Entity will possess all the rights, powers, privileges and franchises and be subject to, and shall be deemed to have assumed, all of the obligations, liabilities, restrictions and disabilities of Parent and Parent Merger Sub, all to the extent and as provided under the DGCL.

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      (e) Closing. Upon the terms and subject to the conditions of this
Agreement, the closing of the Mergers (the "CLOSING") will take place on the Closing Date at the offices of Jones Day, 222 E. 41st Street, New York, New York 10017, as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Mergers, or at such other time or place as the parties hereto may agree.

      1.02 Conversion of Company Shares. At the Effective Time:

      (a) Except as otherwise provided in Section 1.02(c), each share of Company Common Stock outstanding immediately prior to the Effective Time will be converted, without any action on the part of the holder thereof, into the right to receive the number of shares of Holdco Common Stock equal to the Merger Share Number divided by the aggregate number of shares of Company Common Stock outstanding as of the Effective Time (the "COMPANY MERGER CONSIDERATION"). Fractional shares of Holdco Common Stock will be rounded up or down to the next whole share of Holdco Common Stock.

      (b) All of the shares of Company Common Stock converted into the right to receive Holdco Common Stock pursuant to this Article I will no longer be outstanding and will automatically be canceled as of the Effective Time, and each certificate previously representing any such shares of Company Common Stock (each a "COMPANY CERTIFICATE") will thereafter represent only the right to receive the Company Merger Consideration. Company Certificates previously representing shares of Company Common Stock will be exchanged for certificates representing whole shares of Holdco Common Stock in accordance with this Article I, upon the surrender of such Company Certificates in accordance with Section
1.05. If, prior to the Effective Time, the number of outstanding shares of Holdco Common Stock or Company Common Stock has been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, an appropriate and proportionate adjustment will be made to the Company Merger Consideration.

      (c) Notwithstanding anything in the Agreement to the contrary, at the Effective Time, all shares of Company Common Stock that are owned by the Company, Holdco, Parent or any of their wholly owned Subsidiaries will be canceled, and no stock of Holdco or other consideration will be delivered in exchange therefor.

      (d) Notwithstanding anything in the Agreement to the contrary, at the Effective Time, all shares of Holdco Common Stock that are owned by the Company, Holdco, Parent or any of their wholly owned Subsidiaries will be canceled, and no stock of Holdco or other consideration will be delivered in exchange therefor.

      (e) Each share of Company Merger Sub common stock issued and outstanding immediately prior to the Effective Time will automatically and without any action on the part of the holder thereof be converted into one validly issued, fully paid

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and nonassessable common share of the Company Surviving Entity, which as of the
Effective Time will constitute all of the issued and outstanding capital stock of the Company Surviving Entity.

      1.03 Conversion of Parent Shares. At the Effective Time:

      (a) Except as otherwise provided in Section 1.03(c), each share of Parent Common Stock outstanding immediately prior to the Effective Time will be converted, without any action on the part of the holder thereof, into the right to receive one share of Holdco Common Stock (the "PARENT MERGER CONSIDERATION" and, together with the Company Merger Consideration, the "MERGER
CONSIDERATION").

      (b) All of the shares of Parent Common Stock converted into the right to receive Holdco Common Stock pursuant to this Article I will no longer be outstanding and will automatically be canceled as of the Effective Time, and each certificate previously representing any such shares of Parent Common Stock (each a "PARENT CERTIFICATE" and, together with Company Certificates, the "CERTIFICATES") will thereafter represent only the right to receive the Parent Merger Consideration. Parent Certificates previously representing shares of Parent Common Stock will be exchanged for certificates representing whole shares of Holdco Common Stock in accordance with this Article I, upon the surrender of such Parent Certificates in accordance with Section 1.05. If, prior to the Effective Time, the number of outstanding shares of Holdco Common Stock or Parent Common Stock has been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, an appropriate and proportionate adjustment will be made to the Parent Merger Consideration.

      (c) Notwithstanding anything in the Agreement to the contrary, at the Effective Time, all shares of Parent Common Stock that are owned by the Company, Holdco, Parent or any of their wholly owned Subsidiaries will be canceled, and no stock of Holdco or other consideration will be delivered in exchange therefor.

      (d) Each share of Parent Merger Sub common stock issued and outstanding immediately prior to the Effective Time will automatically and without any action on the part of the holder thereof be converted into one validly issued, fully paid and nonassessable common share of the Parent Surviving Entity, which as of the Effective Time will constitute all of the issued and outstanding capital stock of the Parent Surviving Entity.

      1.04 Closing of Transfer Records. After the close of business on the Closing Date, transfers of (i) the Company Common Stock outstanding prior to the Effective Time will not be made on the stock transfer books of the Company Surviving Entity and (ii) the Parent Common Stock outstanding prior to the Effective Time will not be made on the stock transfer books of the Parent Surviving Entity.

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      1.05 Exchange of Certificates. (a) As soon as practicable after the
Effective Time, the Parent Surviving Entity and the Company Surviving Entity will each mail or otherwise furnish to each holder of record of one or more Parent Certificates or Company Certificates, respectively, a letter of transmittal (a "LETTER OF TRANSMITTAL") for use in exchanging Certificates for the applicable Merger Consideration. The Surviving Entities may require an affidavit, indemnity and such other security as it reasonably determines is appropriate with respect to any holder whose Certificate is lost.

      (b) Subject to Section 1.07, upon, but in no event later than five Business Days after, a holder's surrender of Certificate(s) (or if lost, the affidavit, indemnity and such other security reasonably required as described in
Section 1.05(a)), together with a Letter of Transmittal duly executed and completed in accordance with the instructions thereto, the Surviving Entities will mail to such holder certificate(s) representing the number of whole shares of Holdco Common Stock to which such holder of Company Common Stock or Parent Common Stock, as applicable, has become entitled pursuant to the provisions of this Article I.

      (c) Except as otherwise specifically permitted by a Letter of Transmittal, no Merger Consideration will be issued to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered. Notwithstanding the foregoing, none of the Surviving Entities or Holdco nor any other party hereto will be liable to a holder of Company Common Stock or Parent Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      1.06 Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has not voted such shares of Company Common Stock (the "COMPANY DISSENTING SHARES") in favor of this Agreement (or consented thereto in writing) and who has properly exercised dissenters' rights with respect to such shares of Company Common Stock in accordance with the DGCL (including without limitation Section 262 thereof) and, as of the Effective Time, has neither effectively withdrawn nor lost its right to exercise such dissenters' rights, will not be converted into or represent a right to receive the Company Merger Consideration as provided in this Article I, but the holder thereof will be entitled to only such rights as are granted by the DGCL.

      (b) Notwithstanding any provision of this Agreement to the contrary, any shares of Parent Common Stock held by a holder who has not voted such shares of Parent Common Stock (the "PARENT DISSENTING SHARES" and, together with the Company Dissenting Shares, the "DISSENTING SHARES") in favor of this Agreement (or consented thereto in writing) and who has properly exercised dissenters' rights with respect to such shares of Parent Common Stock in accordance with the DGCL (including without limitation Section 262 thereof) and, as of the Effective Time, has neither effectively withdrawn nor lost its right to exercise such dissenters' rights, will not be converted into or represent a right to receive the Parent Merger Consideration as provided in this Article I, but the holder thereof will be entitled to only such rights as are granted by the DGCL.

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      (c) Notwithstanding the provisions of Section 1.06(a) or (b) above, if any holder of shares of Company Common Stock or Parent Common Stock, as applicable, that demands dissenters' rights with respect to its shares under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) its dissenters' rights, then, as of the later to occur of the Effective Time or the occurrence of such event, such holder's shares of common stock will no longer be considered Dissenting Shares and will automatically be converted into and represent only the right to receive the applicable Merger Consideration, as provided in this Article I, in the manner and subject to the restrictions imposed on other shares of Company Common Stock or Parent Common Stock, as applicable, as set forth in this Article I.

      1.07 Early Issuance. If the Effective Time occurs prior to the IPO Deadline, Holdco (a) will issue the Parent Merger Consideration to the former holders of Parent Common Stock as contemplated by Section 1.03(b) and (b) will deposit, with an escrow agent selected by the Company, for the benefit of the holders of Company Certificates, certificates representing shares of Holdco Common Stock equal to the Maximum Merger Share Number, which shares will be held in escrow (such shares, "ESCROWED SHARES") until the IPO Deadline. The Escrowed Shares will be deemed outstanding from and after the Effective Time, with the result that any dividends or distributions thereon or other rights in respect thereof will be added to and also held in escrow, and such Escrowed Shares will be voted in accordance with the instructions of the Beneficial Owners thereof in accordance with their relative interest therein. If the Maximum Merger Share Number exceeds the finally determined Merger Share Number, such excess shares will be returned to Holdco upon the IPO Deadline and be held in Holdco's treasury.

      1.08 Anker Contingencies. (a) If, at the Effective Time, neither of the Release Events has occurred, Holdco (i) will issue shares representing the Adjusted Merger Share Number to former stockholders of the Company in accordance with the terms of this Agreement, including, if applicable, Section 1.07, and
(ii) will reserve, for the benefit of former stockholders of the Company, shares of Holdco Common Stock equal to the difference between the Adjusted Merger Share Number and the Base Merger Share Number (the "ADJUSTED CONTINGENT SHARES").

      (b) The Adjusted Contingent Shares will be reserved until the occurrence of one of the Release Events, whereupon they will be issued to the former stockholders of the Company in accordance with the terms of this Agreement; provided that upon such issuance such shares may continue to be subject to the provisions of Section 1.07; and provided, further, that if neither Release Event occurs prior to the earlier of the IPO Completion and April 1, 2006, the Adjusted Contingent Shares will be retained by Holdco upon such earlier date and be held in Holdco's treasury. The Adjusted Contingent Shares will be deemed outstanding from and after the Effective Time, with the result that any dividends or distributions thereon or other rights in respect thereof will be added to and also held in escrow, and such Adjusted Contingent Shares will be voted in accordance with the instructions of the Beneficial Owners thereof in accordance with their relative interest therein.

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      (c) The "RELEASE EVENTS" are either of the following events: (a) the commencement of the production of coal at the Company's Stoney River mine or (b) the execution of a contract for the purchase of coal from Glady's Fork, provided in either case that such event, at the time it occurs, could reasonably be expected (alone or with the other event) to generate at least $6 million of EBITDA during calendar years 2005 and 2006.

                                   ARTICLE II
                             THE SURVIVING ENTITIES

      2.01 Company Merger. (a) Company Certificate of Incorporation. The certificate of incorporation of Company Merger Sub will be the certificate of incorporation of the Company Surviving Entity until amended in accordance with applicable law, except that, as of the Effective Time, such certificate of incorporation will be amended so that the name of the Company Surviving Entity is Anker Coal Group, Inc.

      (b) Company Bylaws. The bylaws of Company Merger Sub will be the bylaws of the Company Surviving Entity until amended in accordance with applicable law.

      (c) Company Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Company Merger Sub at the Effective Time will be the directors of the Company Surviving Entity, and (b) the officers of the Company at the Effective Time will be the officers of the Company Surviving Entity.

      2.02 Parent Merger. (a) Parent Certificate of Incorporation. The certificate of incorporation of Parent Merger Sub will be the certificate of incorporation of the Parent Surviving Entity until amended in accordance with applicable law, except that, as of the Effective Time, such certificate of incorporation will be amended so that the name of the Parent Surviving Entity is ICG, Inc.

      (b) Parent Bylaws. The bylaws of Parent Merger Sub will be the bylaws of the Parent Surviving Entity until amended in accordance with applicable law.

      (c) Parent Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Parent Merger Sub at the Effective Time will be the directors of the Parent Surviving Entity, and (b) the officers of the Parent Merger Sub at the Effective Time will be the officers of the Parent Surviving Entity.

      2.03 Holdco. (a) Holdco Certificate of Incorporation. At the Effective Time, Parent will cause the certificate of incorporation of Holdco to be amended and restated to be substantially the same as the certificate of incorporation of Parent immediately prior to the Effective Time; provided, however, that, if at the Effective Time the IPO Completion has occurred, Parent will cause the certificate of incorporation of Holdco to be amended and restated in the form attached hereto as Exhibit B.

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      (b) Holdco Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Parent at the Effective Time will be the directors of Holdco, and (b) the officers of Parent at the Effective Time will be the officers of Holdco.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and Holdco as of the date hereof and as of the Closing Date that:

      3.01 Organization. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the state of its incorporation or formation and is authorized to do business in every jurisdiction in which the failure to be so authorized could reasonably be expected to result in a Company Material Adverse Effect. The Company and each of its Subsidiaries has the requisite corporate power and authority to own its properties and assets and to consummate the transactions contemplated hereby.

      3.02 Capitalization. (a) The authorized capital stock of the Company and the number of shares of capital stock that are issued and outstanding are set forth on Schedule 3.02 hereto.

      (b) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.02, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii), or (iii) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

      (c) All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No such Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

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      3.03 Authorization and Validity. The Company has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the receipt of the consents, waivers, authorizations and approvals set forth on Schedule 3.03. The execution and delivery of this Agreement and the performance of the obligations hereunder have been duly and validly authorized by the Company's Board of Directors, based on the recommendation of a duly constituted special committee of the Company's Board of Directors, and approved by the holders of a majority of the outstanding Company Common Stock (the "COMPANY CONSENT"). No other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

      3.04 No Conflict or Violation. Subject to the receipt of the consents, waivers, authorizations and approvals set forth on Schedule 3.03, the execution, delivery and performance by the Company of this Agreement (i) does not and will not violate or conflict with any provision of the certificate of incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries, (ii) does not and will not materially violate any provision of any Law or any Order applicable to the Company, any of its Subsidiaries or any of their respective assets, (iii) does not and will not violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract described in Section 3.09 entered into by the Company or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any material asset of the Company or any of its Subsidiaries, other than, in the case of (ii) - (iv), such of the foregoing as could not reasonably be expected to result in a Company Material Adverse Effect.

      3.05 Consents and Approvals. Schedule 3.03 lists each material consent, waiver, authorization or approval of any Governmental Authority or of any other Person, and each material declaration to or filing or registration with any such Governmental Authority, that is required in connection with the Company's execution, delivery and performance of this Agreement, except for such of the foregoing as could not reasonably be expected to result in a Company Material Adverse Effect.

      3.06 Compliance with Law. Neither the Company nor any of its Subsidiaries is violating in any material respect any Law in respect of the conduct of the Company's Business, nor is the Company or any of its Subsidiaries in material default with respect to any Order, applicable to the Company's or its Subsidiaries' assets or the Company's Business, except, in either case, for such violations or defaults that have been abated or that could not reasonably be expected to result in a Company Material Adverse Effect.

      3.07 Litigation. (a) There are no material Claims related to the Company's or its Subsidiaries' assets or the transactions contemplated hereby pending or, to the Company's Knowledge, threatened in writing, before any federal or state court or other Governmental Authority by or against the Company or any of its Subsidiaries, except for

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such Claims as could not reasonably be expected to result in a Company Material
Adverse Effect.

      (b) There are no material Orders outstanding against the Company or its Subsidiaries with respect to the Company's Business, except for such Orders as could not reasonably be expected to result in a Company Material Adverse Effect.

      3.08 Title, Ownership and Use. (a) The Company and its Subsidiaries have good title to their respective personal property, except for the personal property leased by the Company or its Subsidiaries, as to which they have valid leasehold interests, and except for such failures to have good title or valid leasehold interests that could not reasonably be expected to result in a Company Material Adverse Effect. All of the Company's and its Subsidiaries' right, title and interest in and to their respective assets are free and clear of all Liens, other than Liens disclosed in the Company Unaudited Financial Statements (including the footnotes therein), Liens in connection with Contracts described in Section 3.09, Permitted Liens and such Liens as could not reasonably be expected to result in a Company Material Adverse Effect.

      (b) The Company and its Subsidiaries own, or have the right to use, all of the properties, assets and rights necessary for the Company to conduct and operate the Company's Business as currently conducted and operated by the Company, except for where the failure to have or own the foregoing could not reasonably be expected to result in a Company Material Adverse Effect.

      3.09 Contracts. (a) The Company has previously made available to Parent or its representatives a copy or summary of each of the following Contracts of the Company and its Subsidiaries (with paragraph references corresponding to those set forth below):

            (i) (A) all Contracts (excluding any "employee benefit plan" within the meaning of Section 3(3) of ERISA) providing for a commitment of employment or consultation services or otherwise relating to employment or the termination of employment, (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding any "employee benefit plan" within the meaning of Section 3(3) of ERISA and any such Contracts referred to in clause (A)) involving an obligation to make payments in any year to any Company Employee exceeding $100,000, and (C) all collective bargaining or similar labor Contracts covering any Company Employee;

            (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with the Company;

            (iii) any Contract relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset), except any such Contract with an aggregate outstanding principal amount not exceeding $50,000 that may be prepaid on not more than 30 days notice without the payment of any penalty;

            (iv) all partnership, joint venture, stockholders' or other similar Contracts;

            (v) all Contracts relating to the future disposition or acquisition of any material assets, other than dispositions of coal or other property in the ordinary course of business consistent with past practice;

            (vi) any Contract with (A) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of the Company or any of its Affiliates, (B) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the Company or any of its Affiliates, (C) any Person who is, or who is directly or indirectly owned or controlled by, or who is the employer of, the spouse or relative of an officer or director of the Company or any of its Affiliates, or (D) any director or officer of the Company or any of its Affiliates; and

            (vii) all other Contracts (other than any "employee benefit plan" within the meaning of Section 3(3) of ERISA, any real property leases listed on Schedule 3.14(d) and any insurance policies described in Section 3.18) that (A) are not made in the ordinary course of business or are material to Company's Business or (B) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to the Company or its Subsidiaries of more than $500,000 annually; and

            (viii) all Contracts that would constitute "material contracts" within the meaning of Item 601 of Regulation S-K ("S-K 601") if S-K 601 applied to the Company and its Subsidiaries.

      (b) None of the Company, its Subsidiaries or, to the Company's Knowledge, any other party to any of the Contracts is in material default or violation under any Contract or has commenced any action against any of the parties to the Contracts or given or received any written notice of any material default or violation under any Contract, that has not been withdrawn or dismissed, except for such of the foregoing as could not reasonably be expected to result in a Company Material Adverse Effect. Each of the Contracts is valid, binding and in full force and effect against the Company and its Subsidiaries, as applicable, except for such exceptions as could not reasonably be expected to result in a Company Material Adverse Effect.

      3.10 Permits. Except with respect to environmental matters, which are addressed in Section 3.15, the Company has previously made available to Parent or its representatives a copy or summary of each material operational permit and license issued by a Governmental Authority, whether for coal mining, reclamation or other operational purposes, currently held by the Company and its Subsidiaries in connection with the Company's Business. Such permits and licenses are valid and in full force and effect and, except for any defaults, violations or failure to obtain permit-related waivers that can reasonably be abated in the ordinary course of the Company's or its Subsidiaries' continuing operations under such Permits or that could not reasonably be expected to result in a Company Material Adverse Effect, the Company and its Subsidiaries (i) are not in default under or in violation of, and no condition exists that with notice or lapse of time or both would constitute a default under or a violation of, any such permit, and (ii) have obtained all such waivers. Except with respect to environmental matters, which are addressed in Section 3.15, each of the Company and its Subsidiaries owns or validly holds all permits and licenses that are material, individually or in the aggregate, to the Company's Business, and, except for any defaults, violations or failure to obtain waivers that can reasonably be abated in the ordinary course of the Company's and its Subsidiaries' continuing operations under such Permits or that could not reasonably be expected to result in a Company Material Adverse Effect, each of the Company and its Subsidiaries is not, or has not received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such permits or licenses, except for any such default or violation that has been abated.

      3.11 Labor Relations. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement covering Company Employees. Since September 30, 2004, there has not occurred or, to the knowledge of the Company, been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any Company Employees, except for such of the foregoing as could not reasonably be expected to result in a Company Material Adverse Effect. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation, or any action or proceeding, and there is no representation petition pending or, to the Knowledge of the Company, threatened with respect to any Company Employee, except for such of the foregoing as could not reasonably be expected to result in a Company Material Adverse Effect. Since December 31, 2004, neither the Company nor any of its Subsidiaries has received any written notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of the Company or its Subsidiaries, and, to the Knowledge of the Company, no such investigation is in progress, except for such investigations as could not reasonably be expected to result in a Company Material Adverse Effect.

      3.12 Employee Benefits. (a) The Company has previously made available to Parent or its representatives a list of (i) all "employee benefit plans," as defined in Section 3(3) of the ERISA, (ii) all other severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds, or arrangements of any kind, and (iii) all other employee benefit plans, contracts, programs, funds, or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, currently effective or terminated) and any trust, escrow, or similar agreement related thereto, whether or not funded, in respect of any present or former Company Employees, directors, officers, shareholders, consultants, or independent contractors of the Company (or, where indicated below, any trade or business (whether or not incorporated) (x) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company or (y) which together with the Company is treated as a single employer under Section 414(t) of the Code (the "COMPANY CONTROLLED GROUP")) or with respect to which the Company (or, where indicated below, the Company Controlled Group) has made or is required to make payments, transfers, or contributions (all of the above being hereinafter individually or collectively referred to as "COMPANY EMPLOYEE PLAN" or "COMPANY EMPLOYEE PLANS," respectively). The Company has no liability with respect to any plan, arrangement or practice of the type described in the preceding sentence other than the Company Employee Plans.

      (b) Copies of the following materials have been delivered or made available to Parent: (i) all current and prior plan documents for each Company Employee Plan or, in the case of an unwritten Company Employee Plan, a written description thereof, (ii) all determination letters from the Internal Revenue Service ("IRS") with respect to any of the Company Employee Plans, (iii) all current and prior summary plan descriptions, summaries of material modifications, annual reports, and summary annual reports, (iv) all current and prior trust agreements, insurance contracts, and other documents relating to the funding or payment of benefits under any Company Employee Plan, (v) all current and prior actuarial valuation reports, and (vi) any other documents, forms or other instruments relating to any Company Employee Plan reasonably requested by Parent.

      (c) Each Company Employee Plan has been maintained, operated, and administered in compliance with its terms and any related documents or agreements and in substantial compliance with all applicable laws. There have been no prohibited transactions or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Employee Plans that could result in any liability or excise tax under ERISA or the Code being imposed on the Company.

      (d) Each Company Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified and has heretofore been determined by the IRS to be so qualified, and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code, and nothing has occurred since the date of any such determination that could reasonably be expected to give the IRS grounds to revoke such determination.

      (e) The Company does not currently have and at no time in the past has had an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" as defined in
Section 3(37) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.

      (f) With respect to each group health plan benefiting any current or former employee of the Company or any member of the Company Controlled Group that is subject to Section 4980B of the Code, the Company and each member of the Company Controlled Group has complied with (i) the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and (ii) the Health Insurance Portability and Accountability Act of 1996.

      (g) Neither the Company nor any member of the Company Controlled Group currently has or could incur any liability under the Coal Industry Retiree Health Benefit Act of 1992, 26 U.S.C. Sections. 9701-22 (the "COAL ACT"), other than as disclosed in the Company Unaudited Financial Statements.

      (h) No Company Employee Plan is or at any time was funded through a "welfare benefit fund" as defined in Section 419(e) of the Code, and no benefits under any Company Employee Plan are or at any time have been provided through a voluntary employees' beneficiary association (within the meaning of subsection 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

      (i) All contributions, transfers and payments in respect of any Company Employee Plan, other than transfers incident to an incentive stock option plan within the meaning of Section 422 of the Code, have been or are fully deductible under the Code.

      (j) There is no pending or threatened assessment, complaint, proceeding, or investigation of any kind in any court or government agency with respect to any Company Employee Plan (other than routine claims for benefits), nor is there any basis for one.

      (k) All (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to, any Company Employee Plan prior to the Closing Date will have been paid, made or accrued on or before the Closing Date

      (l) With respect to any insurance policy providing funding for benefits under any Company Employee Plan, (i) there is no liability of the Company, in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof, and (ii) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of the Company, no such proceedings with respect to any insurer are imminent.

      (m) No Company Employee Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law, (ii) death or retirement benefits under any Company Employee Plan that is intended to be qualified under
Section 401(a) of the Code or (iii) deferred compensation benefits reflected on the books of the Company.

      (n) The execution and performance of this Agreement will not (i) constitute a stated triggering event under any Company Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, or former employee (or dependents of such employee), or
(ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any employee, officer or director of the Company.

      (o) The Company has not agreed or committed to institute any plan, program, arrangement or agreement for the benefit of current or former Company Employees other than the Company Employee Plans, or to make any amendments to any of the Company Employee Plans.

      (p) The Company has reserved all rights necessary to amend or terminate each of the Company Employee Plans without the consent of any other person.

      (q) No Company Employee Plan provides benefits to any individual who is not a current or former Company Employee, or the dependents or other beneficiaries of any such current or former Company Employee.

      (r) No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Employee Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company under any contract, Company Employee Plan, program, arrangement or understanding currently in effect.

      3.13 Financial Advisors. Except as set forth on Schedule 3.13, none of the Company, its Subsidiaries or any Person on their behalf has agreed to pay any brokerage fee, finder's fee or commission that could reasonably be expected to become the obligation of Parent or Merger Sub with respect to the transactions contemplated by this Agreement.

      3.14 Real Property. (a) Schedule 3.14(a) sets forth each parcel of real property owned or leased by the Company or its Subsidiaries that is material to the Company's Business, and the Company and its Subsidiaries are in possession of all such owned real property. The Company and its Subsidiaries have rights of ingress and egress with respect to such real property that are adequate for the current use and operation of such real property and improvements in connection with the Company's Business. None of such real property, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect, except for such contraventions or violations as could not reasonably be expected to result in a Company Material Adverse Effect.

      (b) The Company has made available to Parent or its representatives prior to the execution of this Agreement copies of all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereto, with respect to the Company's and its Subsidiaries' real property, in each case, in the Company's or its Subsidiaries' possession.

      (c) The Company and its Subsidiaries, as applicable, have obtained all easements and rights of way required to use and operate the real property owned or leased by them in all material respects in the manner in which such real property is currently being used and operated in connection with the Company's Business.

      (d) Except as set forth on Schedule 3.14(d), neither the Company nor any of its Subsidiaries is a party to any lease, assignment or similar arrangement
(1) under which it is a lessor or assignor with respect to any of its real property (other than to an Affiliate) or (2) under which any portion of its real property is made available for use by any third party (other than an Affiliate).

      (e) The Company has made available to Parent or its representatives the most recent studies in the Company's or its Subsidiaries' possession of the coal quality of the coal reserves of the Company's or its Subsidiaries' mines that were prepared by, or at the request of, and that are in the possession of, the Company or its Subsidiaries. The Company makes no representation or warranty with respect to the accuracy of any such study.

      (f) Except as set forth on Schedule 3.14(f), none of the coal reserves that comprise any portion of the Company's or its Subsidiaries' assets are subject to coal leases to third parties.

      3.15 Environmental Matters. With respect to the Company's Business or any of the Company's or its Subsidiaries' assets, except as set forth on Schedule
3.15 and except for such of the following as could not reasonably be expected to result in a Company Material Adverse Effect:

      (a) The Company and its Subsidiaries are in compliance with all Environmental Laws.

      (b) Without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained and maintain in effect all Environmental Permits required for the operation of the Company's Business or their respective assets and are in compliance with all such Environmental Permits. No such Environmental Permit is subject to renewal, amendment or modification other than in the ordinary course of the Company's Business, and there are no pending, or to the best of the Company's Knowledge, any threatened actions to revoke or terminate any such Environmental Permits.

      (c) To its Knowledge, the Company has made available to Parent or its representatives prior to the execution of this Agreement the most recent environmental site assessments, compliance reviews, or audits and any other material environmental documents concerning the assets of the Company or its Subsidiaries or the Company's

Business that are in the possession of the Company or its Subsidiaries, including all those regarding environmental matters pertaining to, or the environmental condition of, such Business or the compliance (or non-compliance) of such Business with any Environmental Laws.

      (d) To the Knowledge of the Company, no material Release of Hazardous Materials has occurred on or beneath the real property owned, leased or occupied by the Company or its Subsidiaries, and no Hazardous Materials are present in any material amounts at any such real property, except for inventories of Hazardous Materials to be used, and wastes generated therefrom, in the ordinary course of business of the Company and its Subsidiaries (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws).

      (e) To the Knowledge of the Company, with respect to the Company's Business, since November 14, 2002 and, to the best of the Company's Knowledge, since January 1, 1999, none of the Company, its Subsidiaries or their predecessors or Affiliates has treated, stored, transported, disposed of, arranged for or permitted the disposal of, handled or released any Hazardous Materials or owned or operated any real property or facility so as to give rise to any material Liability under any Environmental Law, other than any Black Lung Liabilities or any Liabilities arising under the Surface Mining Control and Reclamation Act of 1977, as amended, or any similar federal or state mine reclamation law.

      3.16 Intellectual Property. The Company or its Subsidiaries own or have the right to use all Intellectual Property that is material to the Company's Business. All registrations with and applications to Governmental Authorities in respect of such Intellectual Property are valid and in full force and effect, except for such failures as could not reasonably be expected to result in a Company Material Adverse Effect.

      3.17 Financial Statements. Prior to the execution of this Agreement, the Company delivered to Parent copies of the Company's consolidated unaudited balance sheet as of December 31, 2004, and the related unaudited statements of operations and cash flow for the year then ended (the "COMPANY UNAUDITED FINANCIAL STATEMENTS"). The Company Unaudited Financial Statements and the Company Audited Financial Statements (delivered pursuant to Section 6.09) when delivered to Parent: (a) were and will be, respectively, prepared in accordance with GAAP, except as set forth in the notes thereto, and (b) fairly present or will fairly present, respectively, in all material respects, the financial condition and the results of operations of the Company and its consolidated Subsidiaries as of and for the fiscal periods therein specified. Since December 31, 2004, except for such Liabilities as could not reasonably be expected to result in a Company Material Adverse Effect, the Company has not incurred any material Liabilities against, relating to or affecting the Company's Business, other than Liabilities incurred in the ordinary course of business consistent with past practice.

      3.18 Insurance. Schedule 3.18 lists the liability, property, workers' compensation and other insurance policies in effect as of the date of this Agreement that insure the Company's Business, the Company Employees or the Company's or its Subsidiaries' assets.

      3.19 Affiliate Transactions. Except as disclosed in Schedule 3.19, (a) no officer or director of the Company or any of its Subsidiaries or Affiliate of such officer or director provides or causes to be provided any assets, services (other than services in such officer's or director's capacity as such) or facilities used or held for use in connection with the Company's Business, and
(b) the Company's Business does not provide or cause to be provided any assets, services, or facilities to any such officer or director or Affiliate of such officer or director.

      3.20 Permitting. Except as set forth on Schedule 3.20, none of the Company, any of its Subsidiaries or, to the knowledge of the Company, any Person that, together with its Affiliates, owns 10% or more of the equity interests of the Company has been subject to any bond forfeiture, permit suspension or revocation or similar effort or Proceeding instituted by any Governmental Authority that would prohibit the transactions contemplated hereby or materially adversely effect the Company's or its Subsidiaries' Permits.

      3.21 Taxes. As of the date hereof and as of the Closing Date, except as set forth in the Company Unaudited Financial Statements (including the notes thereto), (i) all material Tax returns, statements, reports and forms (collectively, the "RETURNS") that are required to be filed with any Taxing Authority on or before the Closing Date with respect to any Pre-Closing Tax Period by, or with respect to, the Company or its Subsidiaries have been, or will be, timely filed on or before the Closing Date and are true, correct and complete in all material aspects; and (ii) the Company and its Subsidiaries have timely paid, or withheld and remitted to the appropriate Taxing Authority, all Taxes that are due and payable.

      3.22 Certain Transactions. The Company's and its Subsidiaries' indebtedness for borrowed money as of the last Business Day prior to the date of this Agreement is as set forth on Schedule 3.22, and, except for borrowings in the ordinary course of business or as reflected on Schedule 3.22, neither the Company nor any of its Subsidiaries has incurred any indebtedness for borrowed money since October 1, 2004. Since that date, none of the Company nor any of its Subsidiaries has made any payment or distribution on or in respect of any of its capital stock, except for dividends or distributions by a wholly owned Subsidiary of the Company to the Company or another of its wholly owned Subsidiaries.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

      Parent represents and warrants to the Company as of the date hereof and as of the Closing Date that:

      4.01 Organization. (a) Parent is duly organized, validly existing and in good standing under the Laws of the State of Delaware and is authorized to do business in every jurisdiction in which the failure to be so authorized could reasonably be expected to result in a Parent Material Adverse Effect. Parent has the requisite corporate power and authority to own its properties and assets and to consummate the transactions contemplated hereby.

      (b) Each of Holdco and each Merger Sub is duly organized, validly existing and in good standing under the Laws of the State of Delaware and is authorized to do business in every jurisdiction in which the failure to be so authorized could reasonably be expected to result in a Parent Material Adverse Effect. Each of Holdco and each Merger Sub has all requisite corporate power and authority to own its properties and assets and to consummate the transactions contemplated hereby.

      4.02 Capitalization. (a) As of the date of this Agreement, the authorized capital stock of Parent and the number of shares of Parent's capital stock that are issued and outstanding are set forth on Schedule 4.02 hereto.

      (b) All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and non-assessable. As of the date of this Agreement, except as set forth on Schedule 4.02, there are no outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, or (iii) options or other rights to acquire from Parent, or other obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent (the items in clauses (i), (ii), or (iii) being referred to collectively as the "PARENT SECURITIES"). There are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any Parent Securities.

      (c) Parent is the sole stockholder of Holdco, which is the sole stockholder of each Merger Sub and is the legal and beneficial owner of all issued and outstanding shares of each Merger Sub.

      (d) All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Parent are owned by Parent, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No such Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

      4.03 Authorization and Validity. Each of Parent, Holdco, and each Merger Sub has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the receipt of the consents, waivers, authorizations and approvals set forth on Schedule 4.03. The execution and delivery of this Agreement and the performance of the obligations hereunder have been duly and validly authorized by Parent's Board of Directors, based on the recommendation of a duly constituted special committee of Parent's Board of Directors. Except for the adoption of this Agreement by the consent of the holders of a majority of the outstanding Parent Common Stock (the "PARENT STOCKHOLDER APPROVAL"), no other corporate proceedings on the part of any of Parent, Holdco or Merger Subs are necessary to approve this Agreement or to consummate the transactions contemplated hereby. Subject to the receipt by Parent of the Parent Stockholder Approval, this Agreement has been duly and validly executed and delivered by each of Parent, Holdco and each Merger Sub and constitutes each of its valid and binding obligation, enforceable against each of them in accordance with its terms.

      4.04 No Conflict or Violation. Subject to the receipt of the consents, waivers, authorizations and approvals set forth on Schedule 4.03, the execution, delivery and performance by Parent, Holdco and each Merger Sub of this Agreement
(i) does not and will not violate or conflict with any provision of the certificate of incorporation, bylaws or other organizational documents of Parent or any of its Subsidiaries, (ii) does not and will not materially violate any provision of any Law or any Order applicable to Parent, any of its Subsidiaries or any of their respective assets, (iii) does not and will not violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract described in Section 4.09 entered into by Parent or any of its Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any material asset of Parent or any of its Subsidiaries other than, in the case of (ii) - (iv), such of the foregoing as could not reasonably be expected to result in a Parent Material Adverse Effect.

      4.05 Consents and Approvals. Schedule 4.03 lists each material consent, waiver, authorization or approval of any Governmental Authority or of any other Person, and each material declaration to or filing or registration with any such Governmental Authority, that is required in connection with Parent's, Holdco's and each Merger Sub's execution, delivery and performance of this Agreement, except for such of the foregoing as could not reasonably be expected to result in a Parent Material Adverse Effect.

      4.06 Compliance with Law. Neither Parent nor any of its Subsidiaries is violating in any material respect any Law in respect of the conduct of Parent's Business, nor is Parent or any of its Subsidiaries in material default with respect to any Order, applicable to Parent's or its Subsidiaries' assets or Parent's Business, except, in either case, for such violations or defaults that have been abated or that could not reasonably be expected to result in a Parent Material Adverse Effect.

      4.07 Litigation. (a) There are no material Claims related to Parent's or its Subsidiaries' assets or the transactions contemplated hereby pending or, to Parent's Knowledge, threatened in writing, before any federal or state court or other Governmental Authority by or against Parent or any of its Subsidiaries, except for such Claims as could not reasonably be expected to result in a Parent Material Adverse Effect.

      (b) There are no material Orders outstanding against Parent or its Subsidiaries with respect to Parent's Business, except for such Orders as could not reasonably be expected to result in a Parent Material Adverse Effect.

      4.08 Title, Ownership and Use. (a) Parent and its Subsidiaries have good title to their respective personal property, except for the personal property leased by Parent or its Subsidiaries, as to which they have valid leasehold interests, except for such failures to have good title or valid leasehold interests that could not reasonably be expected to result in a Parent Material Adverse Effect. All of Parent's and its Subsidiaries' right, title and interest in and to their respective assets are free and clear of all Liens, other than Liens disclosed in the Parent Unaudited Financial Statements (including the footnotes therein), Liens in connection with Contracts described in Section 4.09, Permitted Liens, and such Liens as could not reasonably be expected to result in a Parent Material Adverse Effect.

      (b) Parent and its Subsidiaries own, or have the right to use, all of the properties, assets and rights necessary for Parent to conduct and operate Parent's Business as currently conducted and operated by Parent, except for where the failure to have or own the foregoing could not reasonably be expected to result in a Parent Material Adverse Effect.

      4.09 Contracts. (a) Parent has previously made available to the Company or its representatives a copy or summary of each of all of the following Contracts of Parent and its Subsidiaries (with paragraph references corresponding to those set forth below):

            (i) (A) all Contracts (excluding any "employee benefit plan" within the meaning of Section 3(3) of ERISA) providing for a commitment of employment or consultation services or otherwise relating to employment or the termination of employment, (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding any "employee benefit plan" within the meaning of Section 3(3) of ERISA and any such Contracts referred to in clause (A)) involving an obligation to make payments in any year to any Parent Employee exceeding $100,000, and (C) all collective bargaining or similar labor Contracts covering any Parent Employee;

            (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with Parent;

            (iii) any Contract relating to indebtedness for borrowed money (whether incurred, assumed, guaranteed or secured by any asset), except any such Contract with an aggregate outstanding principal amount not exceeding $500,000 that may be prepaid on not more than 30 days notice without the payment of any penalty;

            (iv) all partnership, joint venture, stockholders' or other similar Contracts;

            (v) all Contracts relating to the future disposition or acquisition of any material assets, other than dispositions of coal or other property in the ordinary course of business consistent with past practice;

            (vi) any Contract with (A) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of Parent or any of its Affiliates, (B) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by Parent or any of its Affiliates, (C) any Person who is, or who is directly or indirectly owned or controlled by, or who is the employer of, the spouse or relative of an officer or director of Parent or any of its Affiliates, or (D) any director or officer of Parent or any of its Affiliates; and

            (vii) all other Contracts (other than any "employee benefit plan" within the meaning of Section 3(3) of ERISA, any real property leases listed on Schedule 4.14(d) and any insurance policies described in Section 4.18) that (A) are not made in the ordinary course of business or are material to Parent's Business or (B) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Parent or its Subsidiaries of more than $500,000 annually; and

            (viii) all Contracts that would constitute "material contracts" under S-K 601 if S-K 601 applied to Parent and its Subsidiaries.

      (b) None of Parent, its Subsidiaries or, to Parent's Knowledge, any other party to any of the Contracts is in material default or violation under any Contract or has commenced any action against any of the parties to the Contracts or given or received any written notice of any material default or violation under any Contract, that has not been withdrawn or dismissed, except for such of the foregoing as could not reasonably be expected to result in a Parent Material Adverse Effect. Each of the Contracts is valid, binding and in full force and effect against Parent and its Subsidiaries, as applicable, except for such exceptions as could not reasonably be expected to result in a Parent Material Adverse Effect.

      4.10 Permits. Except with respect to environmental matters, which are addressed in Section 4.15, Parent has previously made available to the Company or its representatives a copy or summary of each material operational permit and license issued by a Governmental Authority, whether for coal mining, reclamation or other operational purposes, currently held by Parent and its Subsidiaries in connection with Parent's Business. Such permits and licenses are valid and in full force and effect and, except for any defaults, violations or failure to obtain permit-related waivers that can reasonably be abated in the ordinary course of Parent's or its Subsidiaries' continuing operations under such Permits or that could not reasonably be expected to result in a Parent Material Adverse Effect. Parent and its Subsidiaries (i) are not in default under or in violation of, and no condition exists that with notice or lapse of time or both would constitute a default under or a violation of, any such permit, and
(ii) have obtained all such waivers. Except with respect to environmental matters, which are addressed in Section 4.15, each of Parent and its Subsidiaries owns or validly holds all permits and licenses that are material, individually or in the aggregate, to Parent's Business, and, except for any defaults, violations or failure to obtain waivers that can reasonably be abated in the ordinary course of Parent's and its Subsidiaries' continuing operations under such Permits or that could not reasonably be expected to result in a Parent Material Adverse Effect, each of Parent and its Subsidiaries is not, or has not received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such permits or licenses, except for any such default or violation that has been abated.

      4.11 Labor Relations. Neither Parent nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement covering Parent Employees. Since September 30, 2004, there has not occurred or, to the Knowledge of Parent, been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any Parent Employees, and except for such of the foregoing as could not reasonably be expected to result in a Parent Material Adverse Effect. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation, or any action or proceeding, and there is no representation petition pending or, to the Knowledge of Parent, threatened with respect to any Parent Employee, except for such of the foregoing as could not reasonably be expected to result in a Parent Material Adverse Effect. Since December 31, 2004, neither Parent nor any of its Subsidiaries has received any written notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of Parent or its Subsidiaries, and, to the Knowledge of Parent, no such investigation is in progress, except for such investigations as could not reasonably be expected to result in a Parent Material Adverse Effect.

      4.12 Employee Benefits. (a) Parent has previously made available to the Company and its representatives a list of (i) all "employee benefit plans," as defined in Section 3(3) of the ERISA, (ii) all other severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds, or arrangements of any kind, and (iii) all other employee benefit plans, contracts, programs, funds, or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, currently effective or terminated) and any trust, escrow, or similar agreement related thereto, whether or not funded, in respect of any present or former Parent Employees, directors, officers, shareholders, consultants, or independent contractors of Parent (or, where indicated below, any trade or business (whether or not incorporated) (x) under common control within the meaning of Section 4001(b)(1) of ERISA with Parent or
(y) which together with Parent is treated as a single employer under Section 414(t) of the Code (the "PARENT CONTROLLED GROUP")) or with respect to which Parent (or, where indicated below, the Parent Controlled Group) has made or is required to make payments, transfers, or contributions (all of the above being hereinafter individually or collectively referred to as

"PARENT EMPLOYEE PLAN" or "PARENT EMPLOYEE PLANS," respectively). Parent has no liability with respect to any plan, arrangement or practice of the type described in the preceding sentence other than the Parent Employee Plans.

      (b) Copies of the following materials have been delivered or made available to the Company: (i) all current and prior plan documents for each Parent Employee Plan or, in the case of an unwritten Parent Employee Plan, a written description thereof, (ii) all determination letters from the IRS with respect to any of the Parent Employee Plans, (iii) all current and prior summary plan descriptions, summaries of material modifications, annual reports, and summary annual reports, (iv) all current and prior trust agreements, insurance contracts, and other documents relating to the funding or payment of benefits under any Parent Employee Plan, and (v) any other documents, forms or other instruments relating to any Parent Employee Plan reasonably requested by the Company.

      (c) Each Parent Employee Plan has been maintained, operated, and administered in compliance with its terms and any related documents or agreements and in substantial compliance with all applicable laws. There have been no prohibited transactions or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Parent Employee Plans that could result in any liability or excise tax under ERISA or the Code being imposed on Parent.

      (d) Each Parent Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified and has heretofore been determined by the IRS to be so qualified, and each trust created thereunder has heretofore been determined by the IRS to be exempt from tax under the provisions of Section 501(a) of the Code, and nothing has occurred since the date of any such determination that could reasonably be expected to give the IRS grounds to revoke such determination.

      (e) Parent does not currently have and at no time in the past has had an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" as defined in Section 3(37) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.

      (f) With respect to each group health plan benefiting any current or former Parent Employee or any member of the Parent Controlled Group that is subject to Section 4980B of the Code, Parent and each member of the Parent Controlled Group has complied with (i) the continuation coverage requirements of
Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and (ii) the Health Insurance Portability and Accountability Act of 1996.

      (g) Neither Parent nor any member of the Parent Controlled Group currently has or could incur any liability under the Coal Act.

      (h) No Parent Employee Plan is or at any time was funded through a "welfare benefit fund" as defined in Section 419(e) of the Code, and no benefits under any Parent Employee Plan are or at any time have been provided through a voluntary employees' beneficiary association (within the meaning of subsection 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

      (i) All contributions, transfers and payments in respect of any Parent Employee Plan, other than transfers incident to an incentive stock option plan within the meaning of Section 422 of the Code, have been or are fully deductible under the Code.

      (j) There is no pending or threatened assessment, complaint, proceeding, or investigation of any kind in any court or government agency with respect to any Parent Employee Plan (other than routine claims for benefits), nor is there any basis for one.

      (k) All (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to, any Parent Employee Plan prior to the Closing Date will have been paid, made or accrued on or before the Closing Date

      (l) With respect to any insurance policy providing funding for benefits under any Parent Employee Plan, (i) there is no liability of Parent, in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof, and (ii) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the knowledge of Parent, no such proceedings with respect to any insurer are imminent.

      (m) No Parent Employee Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by law, (ii) death or retirement benefits under any Parent Employee Plan that is intended to be qualified under
Section 401(a) of the Code or (iii) deferred compensation benefits reflected on the books of Parent.

      (n) The execution and performance of this Agreement will not (i) constitute a stated triggering event under any Parent Employee Plan that will result in any payment (whether of severance pay or otherwise) becoming due from Parent to any officer, employee, or former employee (or dependents of such employee), or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any employee, officer or director of Parent.

      (o) Except as set forth on Schedule 4.12(o), Parent has not agreed or committed to institute any plan, program, arrangement or agreement for the benefit of employees or former employees of Parent other than the Parent Employee Plans, or to make any amendments to any of the Parent Employee Plans.

      (p) Parent has reserved all rights necessary to amend or terminate each of the Parent Employee Plans without the consent of any other person.

      (q) No Parent Employee Plan provides benefits to any individual who is not a current or former Parent Employee, or the dependents or other beneficiaries of any such current or former Parent Employee.

      (r) No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Parent or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Parent Employee Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by Parent under any contract, Parent Employee Plan, program, arrangement or understanding currently in effect.

      4.13 Financial Advisors. Except as set forth on Schedule 4.13, none of Parent, its Subsidiaries or any Person on their behalf has agreed to pay any brokerage fee, finder's fee or commission that could reasonably be expected to become the obligation of the Company with respect to the transactions contemplated by this Agreement.

      4.14 Real Property. (a) Schedule 4.14(a) sets forth each parcel of real property owned or leased by Parent or its Subsidiaries that is material to Parent's Business, and Parent and its Subsidiaries are in possession of all such owned real property. Parent and its Subsidiaries have rights of ingress and egress with respect to such real property that are adequate for the current use and operation of such real property and improvements in connection with Parent's Business. None of such real property, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect, except for such contraventions or violations as could not reasonably be expected to result in a Parent Material Adverse Effect.

      (b) Parent has made available to the Company or its representatives prior to the execution of this Agreement copies of all deeds, leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, title reports, surveys and similar documents, and all amendments thereto, with respect to Parent's and its Subsidiaries' real property, in each case, in Parent's or its Subsidiaries' possession.

      (c) Parent and its Subsidiaries, as applicable, have obtained all easements and rights of way required to use and operate the real property owned or leased by them in all material respects in the manner in which such real property is currently being used and operated in connection with Parent's Business.

      (d) Except as set forth on Schedule 4.14(d), neither Parent nor any of its Subsidiaries is a party to any lease, assignment or similar arrangement (1) under which it is a lessor or assignor with respect to any of its real property (other than to an Affiliate) or (2) under which any portion of its real property is made available for use by any third party (other than an Affiliate).

      (e) Parent has made available to the Company or its representatives the most recent studies in Parent's or its Subsidiaries' possession of the coal quality of the coal reserves of Parent's or its Subsidiaries' mines that were prepared by, or at the request of, and that are in the possession of, Parent or its Subsidiaries. Parent makes no representation or warranty with respect to the accuracy of any such study.

      (f) Except as set forth on Schedule 4.14(f), none of the coal reserves that comprise any portion of Parent's or its Subsidiaries' assets are subject to coal leases to third parties.

      4.15 Environmental Matters. With respect to Parent's Business or any of Parent's or its Subsidiaries' assets, except as set forth on Schedule 4.15 and except for such of the following as could not reasonably be expected to result in a Parent Material Adverse Effect:

      (a) Parent and its Subsidiaries are in compliance with all Environmental Laws.

      (b) Without limiting the generality of the foregoing, Parent and its Subsidiaries have obtained and maintain in effect all Environmental Permits required for the operation of Parent's Business or their respective assets, except for Environmental Permits for which there are pending applications submitted pursuant to Parent's Permitting and Reclamation Plan Agreement, and are in compliance with all such Environmental Permits. No such Environmental Permit is subject to renewal, amendment or modification other than in the ordinary course of Parent's Business, and there are no pending, or to the best of Parent's Knowledge, any threatened actions to revoke or terminate any such Environmental Permits.

      (c) To its Knowledge, Parent has made available to the Company or its representatives prior to the execution of this Agreement the most recent environmental site assessments, compliance reviews, or audits and any other material environmental documents concerning the assets of Parent or its Subsidiaries or Parent's Business that are in the possession of Parent or its Subsidiaries, including all those regarding environmental matters pertaining to, or the environmental condition of, such Business or the compliance (or non-compliance) of such Business with any Environmental Laws.

      (d) To the Knowledge of Parent, no material Release of Hazardous Materials has occurred on or beneath the real property owned, leased or occupied by Parent or its Subsidiaries, and no Hazardous Materials are present in any material amounts at any such real property, except for inventories of Hazardous Materials to be used, and wastes generated therefrom, in the ordinary course of business of Parent and its Subsidiaries (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws).

      (e) To the Knowledge of Parent, with respect to Parent's Business, since October 1, 2004 and, to the best of Parent's Knowledge, since January 1, 1999, none of

Parent, its Subsidiaries or their predecessors or Affiliates has treated, stored, transported, disposed of, arranged for or permitted the disposal of, handled or released any Hazardous Materials or owned or operated any real property or facility so as to give rise to any material Liability under any Environmental Law, other than any Black Lung Liabilities or any Liabilities arising under the Surface Mining Control and Reclamation Act of 1977, as amended, or any similar federal or state mine reclamation law.

      4.16 Intellectual Property. Parent or its Subsidiaries own or have the right to use all Intellectual Property that is material to the Parent's Business. All registrations with and applications to Governmental Authorities in respect of such Intellectual Property are valid and in full force and effect, except for such failures as could not reasonably be expected to result in a Parent Material Adverse Effect.

      4.17 Financial Statements. Prior to the execution of this Agreement, Parent delivered to the Company true and complete copies of Parent's consolidated unaudited balance sheet as of December 31, 2004, and the related unaudited statements of operations and cash flow for the year then ended (the "PARENT UNAUDITED FINANCIAL STATEMENTS"). The Parent Unaudited Financial Statements and the Parent Audited Financial Statements (delivered pursuant to
Section 6.09) when delivered to the Company: (a) were and will be, respectively, prepared in accordance with GAAP, except as set forth in the notes thereto, and
(b) fairly present or will fairly present, respectively, in all material respects, the financial condition and the results of operations of Parent and its consolidated Subsidiaries as of and for the fiscal periods therein specified. Since December 31, 2004, except for such Liabilities as could not reasonably be expected to result in a Parent Material Adverse Effect, Parent has not incurred any material Liabilities against, relating to or affecting Parent's Business, other than Liabilities incurred in the ordinary course of business consistent with past practice.

      4.18 Insurance. Schedule 4.18 lists the liability, property, workers' compensation and other insurance policies in effect as of the date of this Agreement that insure Parent's Business, Parent Employees or Parent's or its Subsidiaries' assets.

      4.19 Affiliate Transactions. Except as disclosed in Schedule 4.19, (a) no officer or director of Parent or any of its Subsidiaries or Affiliate of such officer or director provides or causes to be provided any assets, services (other than services in such officer's or director's capacity as such) or facilities used or held for use in connection with Parent's Business, and (b) Parent's Business does not provide or cause to be provided any assets, services, or facilities to any such officer or director or Affiliate of such officer or director.

      4.20 Permitting. Except as set forth on Schedule 4.20, none of Parent, any of its Subsidiaries or, to the knowledge of Parent, any Person that, together with its Affiliates, owns 10% or more of the equity interests of Parent has been subject to any bond forfeiture, permit suspension or revocation or similar effort or Proceeding instituted by any Governmental Authority that would prohibit the transactions contemplated hereby or materially adversely effect Parent's or its Subsidiaries' Permits.

      4.21 Taxes. As of the date hereof and as of the Closing Date, except as set forth in the Parent Unaudited Financial Statements (including the notes thereto), (i) all material Returns that are required to be filed with any Taxing Authority on or before the Closing Date with respect to any Pre-Closing Tax Period by, or with respect to, Parent or its Subsidiaries have been, or will be, timely filed on or before the Closing Date and are true, correct and complete in all material respects; and (ii) Parent and its Subsidiaries have timely paid, or withheld and remitted to the appropriate Taxing Authority, all Taxes that are due and payable.

      4.22 Certain Transactions. Parent's and its Subsidiaries' indebtedness for borrowed money as of the last Business Day prior to the date of this Agreement is as set forth on Schedule 4.22, and, except for borrowings in the ordinary course of business or as reflected on Schedule 4.22, neither Parent nor any of its Subsidiaries has incurred any indebtedness for borrowed money since October 1, 2004. Since that date, none of Parent nor any of its Subsidiaries has made any payment or distribution on or in respect of any of its capital stock, except for dividends or distributions by a wholly owned Subsidiary of Parent to Parent or another of its wholly owned Subsidiaries.

                                   ARTICLE V
                                MUTUAL COVENANTS

      5.01 Conduct of the Parties. From the date hereof until the Closing Date, except as contemplated by this Agreement, each of the Company and Parent (together, the "PARTIES") will, and will cause each of their respective Subsidiaries to, conduct its businesses in the ordinary course consistent with past practice and use its reasonable best efforts to preserve intact its business organizations and relationships with third parties and keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except
(i) as disclosed on Schedule 5.01, (ii) as otherwise contemplated by this Agreement, (iii) in the case of Parent, as provided in Parent's Credit Agreement, (iv) in the case of Parent, pursuant to the terms of the CoalQuest Agreement, or (v) in the case of the Company, as provided in the Company's Loan Agreement, each of the Parties, without the other Party's prior written consent, will not, and will not permit any of its respective Subsidiaries to:

            (a) adopt or propose any change in its certificate of incorporation, bylaws or other constituent documents;

            (b) merge or consolidate with any other Person or acquire a material amount of assets from any other Person;

            (c) sell, lease, license or otherwise dispose of any assets or property with a value in excess of $25,000 except (i) pursuant to existing contracts or commitments or (ii) otherwise in the ordinary course consistent with past practice;

            (d) pay or undertake to pay any increase in salaries or other compensation of, or to pay any bonuses to, any director or officer, or, except in the ordinary course of business consistent with past practice, any employee, or enter into any employment, severance or similar agreement with any director, officer or employee;

            (e) adopt or increase any benefits under any profit sharing, bonus or deferred compensation, savings, insurance, pension, retirement or other Company Employee Plan or Parent Employee Plan, as applicable, for or with any of its employees;

            (f) incur, assume or guarantee any indebtedness, except for indebtedness incurred, assumed or guaranteed in the ordinary course of business consistent (with respect to amount and other terms) with past practice;

            (g) cancel any material debt or claim owed to such Party or any of its Subsidiaries or waive any right of material value owned by such Party or any of its Subsidiaries;

            (h) repurchase, redeem or otherwise acquire directly or indirectly, any of the outstanding shares of common stock of such Party or other securities of, or other ownership interests in, such Party or any of its Subsidiaries;

            (i) make any change in accounting methods or practices, except as required by law or GAAP;

            (j) issue or sell any additional shares or other equity interests or make any other changes in its capital structure, except (i) grants or issuances of options or stock pursuant to agreements in effect on the date hereof or (ii) pursuant to the exercise of options or stock-based awards of such Party or such Party's Subsidiaries, in each case, outstanding as of the date of this Agreement or issued thereafter in compliance with this Agreement;

            (k) write off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material, or alter customary time periods for collection of accounts receivable or payments of accounts payable;

            (l) permit to be incurred any Lien (other than a Permitted Lien) on any of its real property or real property interests or, except in the ordinary course of business consistent with past practice, on any of its personal property;

            (m) make any loan, advance or capital contributions to or investment in any Person other than a wholly owned Subsidiary in an aggregate amount in excess of $25,000;

            (n) enter into any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by such Party or any of its

      Subsidiaries other than in the ordinary course of business consistent with past practice;

            (o) modify, terminate or enter into any contracts or commitments with respect to which the aggregate amount that could reasonably be expected to be paid or received thereunder exceeds $25,000 individually or $100,000 in the aggregate, except contracts and commitments (for capital expenditures or otherwise) in the ordinary course of business and not knowingly inconsistent with such Party's business and operating plan and budget as in effect on the date hereof;

            (p) take any action that could reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable;

            (q) modify or amend any lease or cause or permit any Lien to exist on any real property owned, leased or occupied by it that is not a Permitted Lien; or

            (r) agree or commit to do any of the foregoing.

Neither Party will take, or agree or commit to take, or permit any of its Subsidiaries to take or agree or commit to take, any action that would make any representation or warranty of such Party hereunder inaccurate in any material respect at the Closing Date or omit or agree to omit to take, and will not permit any of its Subsidiaries to omit or agree to omit to take, any actions necessary to prevent any representation or warranty from being inaccurate in any material respect at such time such that the closing condition set forth in
Section 8.02(a)(ii) or Section 8.03(a)(ii), as applicable, will not be satisfied as of such date.

      5.02 Access to Information; Confidentiality. From the date hereof until the Closing Date, each of the Parties will, and will cause its Subsidiaries to,
(i) give the other Party, its counsel, financial advisors, independent accountants, lenders and each of their authorized representatives reasonable access during normal business hours to the offices, properties, books and records of such first Party and its Subsidiaries, (ii) furnish to the other Party, its counsel, financial advisors, independent accountants, lenders and each of their authorized representatives such financial and operating data and other information relating to such first Party and its Subsidiaries as such Persons may reasonably request, and (iii) instruct the employees, counsel and financial advisors of such first Party and its Subsidiaries to cooperate with the other Party, its counsel, financial advisors, independent accountants, lenders and each of their authorized representatives in their investigation of such first Party. Any investigation pursuant to this Section will be conducted in such manner as not to interfere unreasonably with the conduct of the business of such first Party or its Subsidiaries.

      5.03 Notices of Certain Events. Each of the Parties will promptly notify the other Party of:

            (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

            (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

            (c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to, involving or otherwise affecting such Party or its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article III or that relate to the consummation of the transactions contemplated by this Agreement.

      5.04 Cooperation in S-1 Filing. The Company will, and will cause its Subsidiaries and their respective officers, directors, investment bankers, attorneys, accountants and other agents to, cooperate with Parent and Holdco in the preparation and filing of the Holdco Form S-1, and the Company will, and will cause its Subsidiaries to, furnish to Parent and Holdco such information regarding the Company and its Subsidiaries and their respective Affiliates as Parent or Holdco may reasonably request in writing in connection therewith. In addition, the Company will, and will cause its Subsidiaries to, make available to Parent and Holdco the Company's (and its Subsidiaries') officers, employees and personnel (including the management of the Company and its Subsidiaries) and otherwise provide reasonable assistance to Parent and Holdco in their marketing (directly or indirectly through Holdco's underwriters) of Holdco Common Stock to be sold pursuant to the IPO, including, without limitation, the reasonable participation and cooperation of such officers, employees and personnel in any "road show" or similar event undertaken by Holdco or such underwriters.

      5.05 Exclusive Dealing. (a) From the date hereof until the termination of this Agreement in accordance with its terms or the Effective Time, each of the Company, its Subsidiaries and their respective Affiliates will not, and will cause its and its officers, directors, investment bankers, attorneys, accountants and other agents not to: (i) directly or indirectly initiate, solicit or encourage (including by way of furnishing information) or accept, any offer or proposal that constitutes an Alternative Proposal (as defined below) or
(ii) in the event of an unsolicited Alternative Proposal, engage in substantive discussions or negotiations, or enter into any agreement, with, or furnish or permit to be furnished any information to, any Person relating to any Alternative Proposal. All such discussions and negotiations prior to the date hereof have been terminated. The Company will disclose reasonably promptly to Parent any proposal or contract that it may receive after the date hereof in respect of an Alternative Proposal and the identity of the Person from whom such Alternative Proposal is received.

      (b) For purposes of this Agreement, "ALTERNATIVE PROPOSAL" means any inquiry, proposal or offer from any Person relating to any acquisition or purchase of all or substantially all of the assets or common stock of the Company and its Subsidiaries, considered as a whole, or any merger, consolidation, business combination or similar transaction involving the Company or any of its material Subsidiaries other than the transactions contemplated by this Agreement or any other transaction or arrangement the consummation of which would be substantially inconsistent with the transactions contemplated herein.

                                   ARTICLE VI
                 ADDITIONAL COVENANTS OF PARENT AND THE COMPANY

      6.01 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Parent, Holdco and the Company will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Company, Parent and Holdco agree, and Holdco agrees to cause the Surviving Entities after the Effective Time, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement. The Company, Parent and Holdco will use their reasonable best efforts (i) in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the transactions contemplated by this Agreement and (ii) in taking such actions and seeking timely to obtain any such actions, consents, approvals or waivers, including without limitation with respect to the Contracts set forth on Schedules 3.03 and 4.03.

      6.02 Certain Filings & Communications. (a) The Company and Parent will use their reasonable best efforts (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required in connection with the consummation of the transactions contemplated by this Agreement, including with respect to the transfer of any Permits, including any Environmental Permits, or the obtaining or reissuance of any necessary replacements of any Permits, and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

      (b) Each of Parent and the Company will use reasonable best efforts to cooperate in all respects with each other, and to keep the other party informed in all material respects with respect to any communication given or received, in connection with any filing, submission, investigation or proceeding relating to the transactions contemplated hereby.

      6.03 HSR Act Notification. To the extent required, the Company and Parent will, as promptly as practicable, but in no event later than 10 Business Days after the date hereof, file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") the notification and report form required for the transactions contemplated hereby pursuant to the HSR Act and request early termination of the statutory waiting period thereunder. The Company and Parent will furnish to each other such necessary information and reasonable assistance as may be requested in connection with the preparation of any filing required to be made under the HSR Act. The Company and Parent will use commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to obtain as promptly as practicable any clearance required under the HSR Act for the transactions contemplated hereby. In no event will Parent or Holdco be required to agree to any of the following actions: (i) any prohibition of or limitation on the ownership or operation of any portion of its or its Affiliates' business or assets, (ii) a requirement that it or its Affiliates divest, hold separate or otherwise dispose of any portion of their respective business or assets, (iii) any limitation on its ability to acquire or hold, or exercise full rights of ownership of, the Company's Business, or (iv) any other limitation on its or its Affiliates' ability to effectively control their respective business or operations.

      6.04 Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. Notwithstanding the foregoing or any other provisions hereof, either party may make any statement it determines in good faith to be factually accurate.

      6.05 Confidentiality. Prior to the Closing Date, each of Parent and its Affiliates, on the one hand, and the Company and its Affiliates, on the other hand, will hold, and will use their reasonable best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other party and its Affiliates, except to the extent that such information can be shown to have been
(i) in the public domain through no fault of the receiving party or its Affiliates or (ii) later lawfully acquired by the receiving party or its Affiliates from sources other than the disclosing party or its Affiliates. The obligation of each party and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

      6.06 Information Statement; Parent Stockholder Approval. (a) Within 10 Business Days of the date of this Agreement, the Company will distribute an information statement pursuant to Section 228(e) of the DGCL to the Company's stockholders with respect to the Company Consent, this Agreement and the transactions contemplated hereby. In connection therewith, Parent will, and will cause its Affiliates and their respective officers, directors, investment bankers, attorneys, accountants and other agents to, cooperate with the Company in preparing and mailing such information statement to the Company's stockholders, including by furnishing to the Company such information as may reasonably be requested.

      (b) Promptly following the earlier to occur of the effectiveness of the Parent Merger Registration or Parent's determination pursuant to Section 6.10(a) that the Parent Merger Registration is not necessary, Parent will distribute consents to its stockholders in order to obtain the Parent Stockholder Approval. In connection therewith, the Company will, and will cause its Affiliates and their respective officers, directors, investment bankers, attorneys, accountants and other agents to, cooperate with Parent in preparing and distributing such consents, and any required information, to Parent's stockholders, including by furnishing to Parent such information as may reasonably be requested. The Board of Directors of Parent will use its reasonable best efforts to obtain the Parent Stockholder Approval as soon as practicable.

      6.07 Obligations of Merger Subs. Parent unconditionally guarantees the obligations of Holdco and Merger Subs under this Agreement and will take all action necessary to cause Holdco and Merger Subs to perform such obligations and to consummate the Mergers on the terms and conditions set forth in this Agreement.

      6.08 Indemnification; Directors and Officers Insurance. (a) For six years from and after the Effective Time, Holdco agrees to, and to cause the Company Surviving Entity to, indemnify and hold harmless all past and present directors and officers of the Company and its Subsidiaries, to the same extent such persons are indemnified as of the date of this Agreement by the Company or one of its Subsidiaries pursuant to its certificate of incorporation, bylaws or other constituent document, as in existence on the date hereof, for acts or omissions occurring at or prior to the Effective Time. Holdco will cause the Company Surviving Entity to provide, for an aggregate period of not less than six years from the Effective Time, each of the Company's and its Subsidiaries' current directors and officers (or comparable Persons) an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time that is no less favorable than the existing policy or policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Company Surviving Entity will not be required to pay a premium for such required insurance in excess of 400% of the premium paid by the Company for such coverage currently.

      (b) For six years from and after the Effective Time, Holdco agrees to, and to cause the Parent Surviving Entity to, indemnify and hold harmless all past and present directors and officers of Parent and its Subsidiaries, to the same extent such persons are indemnified as of the date of this Agreement by Parent or one of its Subsidiaries pursuant to its certificate of incorporation, bylaws or other constituent document, as in existence on the date hereof, for acts or omissions occurring at or prior to the Effective Time. Holdco will cause the Parent Surviving Entity to provide, for an aggregate period of not less than six years from the Effective Time, each of Parent's and its Subsidiaries' current directors and officers (or comparable Persons) an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time that is no less favorable than the existing policy or policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Parent Surviving Entity will not be required to pay a premium for such required insurance in excess of 400% of the premium paid by Parent for such coverage currently.

      6.09 Financial Statements. As soon as the statements are available but no later than 30 days from the date hereof, the Company will deliver to Parent copies of the Company's consolidated audited balance sheet as of December 31, 2004, and the related audited statement of operations and cash flow for the year then ended (the "COMPANY AUDITED FINANCIAL STATEMENTS"). As soon as the statements are available but no later than 30 days from the date hereof, Parent will deliver to the Company copies of Parent's consolidated audited balance sheet as of December 31, 2004, and the related audited statement of operations and cash flow for the year then ended (the "PARENT AUDITED FINANCIAL STATEMENTS").

      6.10 SEC Registration; Registration Rights. (a) As soon as practicable after the date hereof, Parent (and, if required, Holdco) will file the Holdco Form S-1 with the SEC and use its reasonable best efforts to cause the Parent Merger Registration to become effective unless Parent reasonably determines that such registration is not required to permit the Holdco Common Stock to be issued in the Parent Merger to have the same status under the federal securities law as the Parent Common Stock in exchange for which such Holdco Common Stock is to be issued had on the date hereof, in which case Parent will waive the S-1 Condition. Nothing contained herein will be construed to require Parent or Holdco to consummate the IPO.

      (b) With respect to each former stockholder of Parent to whom Parent has granted registration rights with respect to Parent Common Stock pursuant to Registration Rights Agreements entered into prior to the Closing (the "PARENT REGISTRATION RIGHTS AGREEMENTS"), at the Closing, Holdco will enter into a Registration Rights Agreement (via Letters of Transmittal or otherwise) with such former stockholders of Parent with respect to the shares of Holdco Common Stock to be issued to them in connection with the Parent Merger with substantially the same terms and conditions as the Parent Registration Rights Agreements applicable to such stockholders.

      (c) As soon as practicable after the Closing, Holdco will enter into a Registration Rights Agreement (via Letters of Transmittal or otherwise), in substantially the form attached hereto as Exhibit A, with each former stockholder of the Company.

      6.11 Transaction Structure. Each party agrees that if one party requests that this Agreement be amended to modify the structure of the transactions contemplated hereby, the other parties will consider such request in good faith.

                                  ARTICLE VII
                                EMPLOYEE BENEFITS

      7.01 No Obligation of Continued Employment; No Other Obligations. Nothing contained in this Agreement will obligate Holdco or the Surviving Entities to continue the employment of any Company Employee or Parent Employee. To the extent that any

Company Employee or Parent Employee is employed by Holdco or the Surviving Entities, such employee shall be employed "at will" and Holdco or the Surviving Entities will not be required to employ any specific Company Employee or Parent Employee for any certain time period. In addition, nothing contained in this Agreement will obligate Holdco or the Surviving Entities to continue any Company Employee Plan or Parent Employee Plan after the Closing Date.

      7.02 Prior Service, Deductibles. To the extent not otherwise required by or resulting from the operation of Law, Holdco shall recognize each Company Employee's and Parent Employee's service with the Company and its Subsidiaries or Parent and its Subsidiaries, as applicable, as service with Holdco or its Subsidiaries, as applicable, for purposes of vesting and eligibility to participate in any applicable employee plans of Holdco or its Subsidiaries; provided, that such recognition of service shall not be considered for purposes of benefit accrual. In addition, Holdco shall, or shall cause its Subsidiaries to, (i) waive any pre-existing condition limitations and eligibility waiting periods under the Company Employee Plans applicable to the Company Employees or their respective spouses and dependents (but only to the extent such pre-existing condition limitations and eligibility waiting periods were satisfied under the Company Employee Plans as of the Closing Date) and shall recognize (or cause to be recognized) the dollar amount of all expenses incurred by the Company Employees and their respective spouses and dependents during the calendar year in which the Closing Date occurs for purposes of satisfying the deductibles and co-payment or out of pocket limitations for such calendar year under the relevant Company Employee Plans and (ii) waive any pre-existing condition limitations and eligibility waiting periods under the Parent Employee Plans applicable to the Parent Employees or their respective spouses and dependents (but only to the extent such pre-existing condition limitations and eligibility waiting periods were satisfied under the Parent Employee Plans as of the Closing Date) and shall recognize (or cause to be recognized) the dollar amount of all expenses incurred by the Parent Employees and their respective spouses and dependents during the calendar year in which the Closing Date occurs for purposes of satisfying the deductibles and co-payment or out of pocket limitations for such calendar year under the relevant Parent Employee Plans.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

      8.01 Conditions to Obligations of Each Party. The obligations of the parties to consummate the Mergers are subject to the satisfaction of the following conditions:

            (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

            (b) No injunction preventing the consummation of the Mergers or any of the other transactions contemplated by this Agreement shall be in effect, and no statute, rule, regulation or Order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Mergers.

            (c) The conditions precedent (other than closing deliveries) to the consummation of the CoalQuest Acquisition shall have been satisfied or waived.

            (d) The Parent Stockholder Approval shall have been obtained.

      8.02 Conditions to Obligations of Parent, Holdco and Merger Subs. The obligations of Parent, Holdco and Merger Subs to consummate the Mergers are subject to the satisfaction of the following further conditions:

            (a) (i) The Company and its Subsidiaries shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto (without giving effect to any qualifications contained therein as to materiality or a Company Material Adverse Effect) shall be true at and as of the Closing Date, as if made at and as of such date, with only such exceptions as could not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, and (iii) Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

            (b) There shall not have occurred at any time after the date of this Agreement any Company Material Adverse Change.

            (c) The opinion of Lehman Brothers, financial advisor to the special committee of Parent's Board of Directors, shall not have been withdrawn or changed in a manner adverse to Parent.

            (d) Parent, Holdco and Merger Subs shall have obtained, and provided copies to the Company of, all of the consents, waivers and approvals set forth on Schedule 4.03, including all necessary consents under Parent's Credit Agreement, it being agreed that Parent may not waive as a condition Parent's receipt of any necessary consents under Parent's Credit Agreement.

            (e) The Parent Merger Registration shall have been declared effective.

            (f) Parent shall have received an opinion from counsel to Parent that (1) the Parent Merger will either (i) constitute a reorganization under Section 368(a) of the Code, to which Parent and Holdco are parties within the meaning of Section 368(b) of the Code, or (ii) constitute a transfer of property to Holdco by the Parent stockholders as transferors, as described in Section 351(a) of the Code and (2) the stockholders of Parent (other than stockholders that may be subject to special rules) will not recognize gain or loss on the exchange of their shares of Parent Common Stock solely for shares of Holdco Common Stock pursuant to the Parent Merger.

      8.03 Conditions to Obligations of the Company. The obligations of the Company to consummate the Mergers are subject to the satisfaction of the following further conditions:

            (a) (i) Each of Parent, Holdco and Merger Subs shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Closing Date, (ii) the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto (without giving effect to any qualifications contained therein as to materiality or a Parent Material Adverse Effect) shall be true in all material respects at and as of the Closing Date, as if made at and as of such date, with only such exceptions as would not reasonably be expected to have, in the aggregate, a Parent Material Adverse Effect, and (iii) the Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect.

            (b) There shall not have occurred at any time after the date of this Agreement any Parent Material Adverse Change.

            (c) The opinion of KeyBanc Capital Markets, financial advisor to the Company's Board of Directors, shall not have been withdrawn or changed in a manner adverse to the Company.

            (d) The Company shall have obtained, and provided copies to Parent of, all of the consents, waivers and approvals set forth on Schedule 3.03.

      8.04 Automatic Satisfaction. If, at any time after the conditions set forth in Sections 8.01(a), 8.02(d) and (f) and 8.03(d) have been satisfied, the other conditions set forth in Sections 8.01, 8.02 and 8.03 (other than the S-1 Condition or the conditions in Sections 8.01(c) and (d)) are satisfied, all such other conditions (other than the S-1 Condition and the conditions in Sections 8.01(c) and (d)) shall be deemed permanently satisfied for all purposes hereunder; provided, however, that, if at the time of consummation of the Mergers, but for this Section 8.04 any condition set forth in Sections 8.01,
8.02 and 8.03 would not have been satisfied as a result of the willful violation by one of the parties of this Agreement, this Section 8.04 shall not serve to satisfy such condition.

                                   ARTICLE IX
                                   TERMINATION

      9.01 Grounds for Termination. This Agreement may be terminated at any time prior to the Effective Time:

      (a) By mutual written consent of the Company and Parent;

            (b) By the Company or Parent after April 15, 2006, if the Mergers have not been consummated by such date; provided, however, that as of such date, the party terminating this Agreement is not in default under this Agreement;

            (c) Provided the terminating party is not otherwise in default or breach of this Agreement, and has not failed or refused to close without justification hereunder, by the Company or Parent, without prejudice to other rights and remedies that the terminating party may have, if any other party shall (i) have materially failed to perform its covenants or agreements contained herein required to be performed on or prior to the Closing Date or (ii) have materially breached any of its representations or warranties contained herein; provided, however, that the defaulting party shall have a period of 20 Business Days following written notice from a non-defaulting party to cure any breach of this Agreement, if such breach is curable;

            (d) By the Company or Parent if (A) any court of competent jurisdiction or other competent Governmental Authority has issued an order that has become final and nonappealable or (B) any Law is in effect, in either case restricting, restraining or altering in a material manner or enjoining or otherwise prohibiting or making illegal the effectuation of the transactions contemplated by this Agreement or the effect hereof;

            (e) By Parent if the Company Audited Financial Statements are not consistent, in any materially adverse respect, with the Company Unaudited Financial Statements;

            (f) By the Company if the Parent Audited Financial Statements are not consistent, in any materially adverse respect, with the Parent Unaudited Financial Statements; or

            (g) By the Company or Parent if the CoalQuest Agreement is terminated.

      A party desiring to terminate this Agreement pursuant to Sections 9.01(b), 9.01(c), 9.01(d), 9.01(e), 9.01(f) or 9.01(g) may do so by giving notice of such termination to the other parties; provided that the party desiring to terminate pursuant to Section 9.01(e) or 9.01(f) must provide notice to the other party within 5 Business Days of such terminating party's receipt of the audited financial statements of the other party.

      9.02 Effect of Termination. In the event of termination pursuant to
Section 9.01, this Agreement will become null and void and have no effect (other than Section 6.05 and Articles IX, X and XI, which will survive termination), with no Liability on the part of any party, or any of their respective Affiliates, with respect to this Agreement; provided, however, that any such termination will be without prejudice to the rights of any party hereto arising out of the material and intentional breach by any other party of any covenant or agreement contained in this Agreement.

      9.03 Survival. None of the representations, warranties or covenants set forth in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time, except for those covenants contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

                                    ARTICLE X
                               CERTAIN DEFINITIONS

      10.01 Certain Definitions. (a) The following terms, as used herein, have the following meanings:

      "ADJUSTED MERGER SHARE NUMBER" means the lesser of (i) 18,373,122 shares of Holdco Common Stock (the "ADJUSTED MAXIMUM MERGER SHARE NUMBER") and (ii) if the IPO Completion has occurred, the number of shares of Holdco Common Stock equal to $163,250,000 divided by the price per share at which the Holdco Common Stock is offered to the public in the IPO.

      "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

      "BASE MERGER SHARE NUMBER" means the lesser of (i) 19,498,581 shares of Holdco Common Stock (the "BASE MAXIMUM MERGER SHARE NUMBER") and (ii) if the IPO Completion has occurred, the number of shares of Holdco Common Stock equal to $173,250,000 divided by the price per share at which the Holdco Common Stock is offered to the public in the IPO.

      "BENEFICIAL OWNERSHIP" and correlative terms will be defined under the concepts applicable to filings or Schedule 13D under the Securities and Exchange Act of 1934, as amended, except that the 60-day period for counting shares issuable under options and other rights will be disregarded.

      "BLACK LUNG LIABILITIES" means any Liability or benefit obligations related to black lung claims and benefits under the Black Lung Benefits Act of 1972, 30 U.S.C. Sections 901, et seq., the Federal Mine Safety and Health Act of 1977, 30 U.S.C. Sections 801, et seq., the Black Lung Benefits Reform Act of 1977, Pub. L. No. 95-239, 92 Stat. 95 (1978), the Black Lung Benefits Amendments of 1981, Pub. L. No. 97-119, Title 11, 95 Stat. 1643, in each case as amended, if applicable, and occupational pneumoconiosis, silicosis or other lung disease liabilities and benefits arising under federal or state Law.

      "BUSINESS DAYS" means any day other than a Saturday, Sunday or other day on which national or state banking associations are required or permitted by law to be closed in New York.

      "CLAIM" means any written action, suit, Proceeding, hearing, investigation, litigation, charge, complaint, claim or demand.

      "CLOSING DATE" means the date on which the Effective Time occurs.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMPANY COMMON STOCK" means shares of common stock of the Company.

      "COMPANY DISCLOSURE SCHEDULES" means the Disclosure Schedules dated the date hereof prepared by the Company and appended to, and forming a part of, this Agreement.

      "COMPANY EMPLOYEES" means all people actively employed on a full-time or part-time basis by the Company or any of its Subsidiaries as of immediately prior to the Closing, including people on temporary leaves of absence, as a result of disability or otherwise.

      "COMPANY MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the validity or enforceability of this Agreement in any material respect, or the ability of the Company to fulfill its obligations under this Agreement in any material respect, or (b) a material adverse effect on the Company's Business or the consolidated financial condition or results of operations of the Company's Business, taken as a whole (other than any such effect occurring solely as a result of general economic or industry conditions (including market prices for coal) that are not unique to the Company or one of its Subsidiaries and do not disproportionately affect the Company Business).

      "COMPANY'S BUSINESS" means the business currently operated by the Company and its Subsidiaries of producing and marketing coal to electric utility and other industrial companies.

      "COMPANY'S LOAN AGREEMENT" means the Loan Agreement, dated February 12, 2004, as amended, among the Company, its Subsidiaries and the Lenders (as each such term is defined therein), and WLR Recovery Fund II, L.P.

      "CONTRACTS" means any contract or agreement.

      "DGCL" means the General Corporation Law of Delaware.

      "ENVIRONMENTAL LAW" means any federal, state or local law, statute, rule, regulation, ordinance, and similar provisions having the force and effect of law, all judicial or administrative orders or determinations and all common law, relating to or concerning the pollution, preservation or protection of human health, safety, the environment, or natural resources, or the restoration of natural resources or the environment, including but not limited to any concerning the presence, use, control of, emission, discharge, Release or threatened Release of pollutants, contaminants, Hazardous Materials or wastes and all common law claims such as nuisance, negligence and trespass.

      "ENVIRONMENTAL PERMIT" means any permit, approval, certificate, registration, license or other authorization or consent required under any Environmental Law.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

      "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis.

      "GOVERNMENTAL AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

      "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, fractions, derivatives or additives, natural or synthetic gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas; (b) any substances, materials or waste defined as or included in the definition of "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic chemicals" or "toxic pollutants," "contaminants" or "pollutants" or words of similar import under any Environmental Law; (c) radioactive materials, substances and waste, and radiation; and (d) any other substance, materials or waste exposure to that is regulated under any Environmental Law or with respect to which liability or standards of conduct are imposed under any Environmental Law.

      "HOLDCO COMMON STOCK" means shares of common stock of Holdco.

      "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "INTELLECTUAL PROPERTY" means domestic patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service name and service name rights, brand names, inventions, processes, formulae, copyrights, business and product names, logos, slogans, trade secrets, industrial models, designs, computer programs, business telephones, facsimile and e-mail addresses, websites and technology, and software (including all source codes) and related documentation, drawings, know-how, methods, processes, technology, engineering specifications, procedures, bills of material, trade secrets, all pending applications for and registrations of patents, trademarks, service marks and copyrights and any other intangible property, including all rights to any such property that is owned by and licensed from others and any goodwill associated with any of the above.

      "IPO COMPLETION" means the effectiveness of the registration on the Holdco Form S-1 of Holdco Common Stock to be issued in the IPO.

      "IPO DEADLINE" means the earliest to occur of (i) March 31, 2006, (ii) the date on which the Board of Directors of Parent or Holdco determines to abandon the IPO (including by excluding from the Holdco Form S-1, or amending the Holdco Form S-1 to exclude, the registration of Holdco Common Stock in the IPO), and
(iii) the IPO Completion.

      "KNOWLEDGE" means, as to a party, the actual knowledge of any executive officer of such party, the parties hereby acknowledging and agreeing that no special inquiry is assumed to have occurred or be required in connection with this execution of this Agreement.

      "LAWS" means all laws, statutes, rules, regulations, ordinances, judicial decisions, and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority and includes, without limitation, all Environmental Laws.

      "LIABILITIES" means all indebtedness, obligations, claims and other liabilities of a Person, whether absolute, accrued, contingent, fixed or otherwise or whether due or to become due.

      "LIENS" means any mortgage, pledge, assessment, security interest, lease, judgment lien, tax lien, mechanic's lien, materialman's lien, other lien, adverse Claim, levy, charge, option, right of first refusal, charge, debenture, indenture, deed of trust, right-of-way, restriction, encroachment, license, lease, security agreement, or other encumbrance of any kind, and other restrictions or limitations on the use or ownership of real or personal property or irregularities in title thereto or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

      "MAXIMUM MERGER SHARE NUMBER" means (i) the Base Maximum Merger Share Number if the Merger Share Number is the Base Merger Share Number or (ii) the Adjusted Maximum Merger Share Number if the Merger Share Number is the Adjusted Merger Share Number.

      "MERGER SHARE NUMBER" means the Base Merger Share Number or, only if
Section 1.08 so requires, the Adjusted Merger Share Number.

      "ORDER" means any writ, judgment, decree, injunction, or similar order of any Governmental Authority, in each such case whether preliminary or final.

      "PARENT COMMON STOCK" means shares of common stock of Parent.

      "PARENT DISCLOSURE SCHEDULES" means the Disclosure Schedules dated the date hereof prepared by Parent and appended to, and forming a part of, this Agreement.

      "PARENT EMPLOYEES" means all people actively employed on a full-time or part-time basis by Parent or any of its Subsidiaries as of immediately prior to the Closing, including people on temporary leaves of absence, as a result of disability or otherwise.

      "PARENT MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the validity or enforceability of this Agreement in any material respect or an impairment of the ability of Parent or Holdco to fulfill its obligations under this Agreement in any material respect, or (b) a material adverse effect on the Parent's Business or the consolidated financial condition or results of operations of the Parent's Business, taken as a whole (other than any such effect occurring solely as a result of general economic or industry conditions (including market prices for coal) that are not unique to Parent or one of its Subsidiaries and do not disproportionately affect the Parent's Business).

      "PARENT'S BUSINESS" means the business currently operated by Parent and its Subsidiaries of producing and marketing coal to electric utility and other industrial companies.

      "PARENT'S CREDIT AGREEMENT" means the Amended and Restated Credit Agreement, dated November 5, 2004, among Parent, ICG, LLC, the Subsidiary Guarantors and Lenders (as each such term is defined therein), UBS Securities LLC, General Electric Capital Corporation, UBS Loan Finance LLC, and UBS AG, Stamford Branch.

      "PARENT'S PERMITTING AND RECLAMATION PLAN AGREEMENT" means the Permitting and Reclamation Plan Agreement, dated August 31, 2004 by and among Parent, Lexington Coal Company, LLC (f/k/a Oldcoal, LLC), Travelers Casualty and Surety Company of America, American International Specialty Lines Insurance Company and the Insurance Company of the State of Pennsylvania, the United States Department of Interior, Office of Surface Mining, Reclamation and Enforcement, the West Virginia Department of Environmental Protection, Division of Mining and Reclamation, the Kentucky Environmental and Public Protection Cabinet, Department of Natural Resources, the Indiana Department of Natural Resources, and the Illinois Department of Natural Resources.

      "PERMITS" means all permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of or filings or registrations with or issued by any Governmental Authority that have been issued or granted to or are owned, used or held by the Company or Parent or one of their respective Subsidiaries, as applicable, primarily for use in or by, or for the benefit of, the Company's Business or the Parent's Business, as applicable, and all pending applications therefor.

      "PERMITTED LIENS" has the meaning given to such term under Parent's Credit Agreement.

      "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "PRE-CLOSING TAX PERIOD" means any Tax period ending on or before the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period ending on the Closing Date.

      "PROCEEDING" means any action, suit, proceeding, arbitration, investigation or audit, whether or not by any Governmental Authority.

      "RELEASE" means any release, issuance, disposal, discharge, dispersal or leaching into the indoor or outdoor environment or into or out of any property.

      "S-1 CONDITION" means the condition set forth in Section 8.02(e).

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company or Parent, as applicable.

      "TAX" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax (a "TAXING AUTHORITY"), and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause as a result of the Company or Parent, as applicable, being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the Closing Date, by contract, or otherwise.

      (b) Each of the following terms is defined in the Section set forth opposite such term:

               TERM                                     SECTION
--------------------------------------               -------------
Adjusted Contingent Shares                           1.08(a)
Adjusted Maximum Merger Share Number                 10.01(a)
Base Maximum Merger Share Number                     10.01(a)
Agreement                                            Preamble
Alternative Proposal                                 5.05(b)
Antitrust Division                                   6.03
Certificate                                          1.03(b)
Closing                                              1.01(d)
Coal Act                                             3.12(g)
CoalQuest                                            Preamble
CoalQuest Acquisition                                Preamble
CoalQuest Agreement                                  Preamble
Company                                              Preamble
Company Audited Financial Statements                 6.09
Company Certificate                                  1.02(b)
Company Consent                                      3.03
Company Controlled Group                             3.12(a)
Company Dissenting Shares                            1.06(a)
Company Employee Plan                                3.12(a)

TERM                                                   SECTION
--------------------------------------               -------------
Company Merger                                       1.01(a)
Company Merger Consideration                         1.02(a)
Company Merger Sub                                   Preamble
Company Securities                                   3.02(b)
Company Surviving Entity                             1.01(a)
Company Unaudited Financial Statements               3.17
Dissenting Shares                                    1.06(b)
Effective Time                                       1.01(b)
Escrowed Shares                                      1.07
FTC                                                  6.03
Holdco                                               Preamble
Holdco Form S-1                                      Preamble
IPO                                                  Preamble
IRS                                                  3.12(b)
Letter of Transmittal                                1.05(a)
Mergers                                              1.01(b)
Merger Consideration                                 1.03(a)
Merger Subs                                          Preamble
Parent                                               Preamble
Parent Audited Financial Statements                  6.09
Parent Certificate                                   1.03(b)
Parent Controlled Group                              4.12(a)
Parent Dissenting Shares                             1.06(b)
Parent Employee Plan                                 4.12(a)
Parent Merger                                        1.01(b)
Parent Merger Consideration                          1.03(a)
Parent Merger Registration                           Preamble
Parent Merger Sub                                    Preamble
Parent Securities                                    4.02(b)
Parent Stockholder Approval                          4.03
Parent Surviving Entity                              1.01(b)
Parent Unaudited Financial Statements                4.17
Parties                                              5.01
Release Events                                       1.08(c)
Returns                                              3.21
S-K 601                                              3.09(a)(viii)
Surviving Entities                                   1.01(b)

      10.02 Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference will be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." Unless the context otherwise requires (i) "or" is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require, and (iv) terms used herein that are defined in GAAP have the meanings ascribed to them therein. No provision of this Agreement will be interpreted in favor of, or against, any of the parties to this Agreement by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof, and no rule of strict construction will be applied against any party hereto. The disclosure schedules, as well as any other schedules and all exhibits hereto will be deemed part of this Agreement and included in any reference to this Agreement. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable Law. The captions herein are included for convenience of reference only and will be ignored in the construction or interpretation hereof. If any disclosure schedule lists an item or information in such a way as to make its relevance to the disclosure required by another disclosure schedule readily apparent, the matter will be deemed to have been disclosed in such other disclosure schedule, notwithstanding the omission of a cross-reference to such other disclosure schedule.

                                   ARTICLE II
                                  MISCELLANEOUS

      11.01 Notices. All notices under this Agreement will be given to the parties at the following addresses (i) by personal delivery; (ii) by facsimile transmission; (iii) by registered or certified mail, postage prepaid, return receipt requested; or (iv) by nationally recognized overnight or other express courier services:

      if to Parent, Holdco Merger Subs or the Surviving Entities, to:

                International Coal Group, Inc.
                2000 Ashland Drive
                Ashland, Kentucky  41101
                Attention: Chief Executive Officer
                Fax: (606) 920-7820

                with a copy to:

                Jones Day
                222 East 41st Street
                New York, New York  10017
                Attention: Robert A. Profusek
                Fax: (212) 755-7306

                             -and-

                Kramer Levin Naftalis & Frankel LLP
                1177 Avenue of the Americas
                New York, NY 10036
                Attention: Thomas D. Balliett
                Fax: (212) 715-8000

      if to the Company, to:

                Anker Coal Group, Inc.
                2708 Cranberry Square
                Morgantown, West Virginia  26508-9285
                Attention: Chief Executive Officer
                Fax: (304) 594-3708

                with a copy to:

                Dinsmore & Shohl LLP
                255 East Fifth Street
                Suite 1900
                Cincinnati, Ohio  45202
                Attention: George H. Vincent
                Fax: (513) 977-8213

All notices will be effective and will be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours of the recipient, and if not delivered during such normal business hours, on the next Business Day following delivery; (ii) if by facsimile transmission, on the date of dispatch if sent during normal business hours of the recipient, and if not sent during such normal business hours, on the next Business Day following dispatch; (iii) if by courier service, on the third Business Day after dispatch thereof; and (iv) if by mail, on the fifth Business Day after dispatch thereof. Any party hereto may change its address by notice to all parties hereto delivered in accordance with this Section 11.01.

      11.02 Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, in the case of either the Company or Parent, such amendment or waiver shall have been approved by the special committee of the Board of Directors of the Company or Parent, as applicable.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

      (c) At the election of Parent, any direct or indirect wholly owned entity may be substituted for either Merger Sub as a constituent in the Mergers. In such event, the parties will execute an appropriate amendment to this Agreement to reflect such substitution.

      11.03 Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such cost or expense.

      11.04 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) to any Person other than an Affiliate of such party without the prior written consent of the other parties. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assign.

      11.05 Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflict of law rules of such state.

      11.06 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Except as specifically provided herein, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. The parties agree that none of Parent's or the Company's stockholders, their Affiliates (excluding other parties hereto) or any of their respective directors, officers, employees, agents, shareholders or members will be liable or responsible for Parent's or the Company's, as applicable, representations, warranties or covenants under this Agreement.

      11.07 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of the Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of the Agreement.

      11.08 Schedules. From time to time prior to the Effective Time, a party may supplement or amend the disclosure schedules with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth in such disclosure schedules; provided, however, that no such supplement or amendment of such disclosure schedules will be deemed to cure any breach of any representation, warranty or agreement made in this Agreement unless the other party specifically agrees thereto in writing.

      11.09 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated. Upon such a determination, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

      11.10 Specific Performance. The parties hereto agree that irreparable damage would occur if the covenants contained in Sections 5.02 and 5.05 were not performed in accordance with their terms and that the parties will be entitled to an injunction or injunctions to prevent breaches of such sections or to enforce specifically the performance of the terms and provisions of such sections, in addition to any other remedy to which they are entitled at law or in equity.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           INTERNATIONAL COAL GROUP, INC.

                                           By: /s/ William D. Campbell
                                               --------------------------------
                                               Name: /s/ William D. Campbell
                                               Title: Vice President

                                           ANKER COAL GROUP, INC.

                                           By: /s/ Raymond J. McElhaney
                                               --------------------------------
                                               Name: Raymond J. McElhaney
                                               Title: President

                                           ICG HOLDCO, INC.

                                           By: /s/ Wendy Teramoto
                                               --------------------------------
                                               Name: Wendy Teramoto
                                               Title:

                                           ICG MERGER SUB, INC.

                                           By: /s/ Wendy Teramoto
                                               --------------------------------
                                               Name: Wendy Teramoto
                                               Title:

                                           ANKER MERGER SUB, INC.

                                           By: /s/ Wendy Teramoto
                                               --------------------------------
                                               Name: Wendy Teramoto
                                               Title: